UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 23, 2019

(Date of Report (date of earliest event reported))

IRIDEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27598	77-0210467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1212 Terra Bella Avenue

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 940-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01 per share	IRIX	Nasdaq Global Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Committee Assignments

On July 23, 2019, the Board of Directors modified the composition of the Audit Committee, Compensation Committee, and Nominating and Governance Committee of the Company to consist of the following directors:

•	Audit Committee: Kenneth E. Ludlum (Chair), Scott Shuda, Robert Grove, and Robert Gunst.
•	Compensation Committee: Maria Sainz (Chair), Robert Grove, Kenneth E. Ludlum, and Scott Shuda.
•	Nominating and Governance Committee: Ruediger Naumann-Etienne, Ph.D (Chair), Maria Sainz, and Robert Grove.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Iridex Corporation (the “Company”) was held on July 23, 2019, at the Company’s headquarters located at 1212 Terra Bella Avenue, Mountain View, CA 94043. Present at the Annual Meeting in person or by proxy were holders of 12,652,927 shares of the Company’s common stock, constituting a quorum for the transaction of business. The proposals voted upon at the meeting and the vote with respect to each such matter are as set forth below:

Proposal 1: Election of Directors.

Nominee	For	Against	Withheld	Broker Non-Votes*
David I. Bruce	7,970,711	487,395	191,500	4,003,321
Ruediger Naumann-Etienne, Ph.D	7,970,911	558,895	119,800	4,003,321
Robert Grove	7,971,711	558,395	119,500	4,003,321
Kenneth E. Ludlum	8,383,749	146,357	119,500	4,003,321
Scott Shuda	8,119,362	80,506	449,738	4,003,321
Maria Sainz	7,930,186	599,620	119,800	4,003,321
Robert Gunst	8,382,949	146,857	119,800	4,003,321

*Broker non-votes did not affect the outcome of the election.

Based on the votes set forth above, each director nominee was duly elected to serve until the 2020 Annual Meeting of Stockholders or until his or her respective successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Proposal 2: To ratify the appointment of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2019.

For	Against	Abstain	Broker Non-Votes
12,518,694	12,186	122,047	0

Based on the votes set forth above, the stockholders ratified the appointment of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2019.

Proposal 3: Advisory Non-Binding Vote on Named Executive Officer Compensation.

For	Against	Abstain	Broker Non-Votes
6,640,061	1,991,753	17,792	4,003,321

The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

Proposal 4: Advisory Non-Binding Vote on Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
7,203,468	100	188,929	1,257,109	4,003,321

In accordance with the recommendation of the Board of Directors, the Company’s stockholders approved, on an advisory basis, one year as the frequency for holding future advisory votes to approve the compensation of the Company’s named executive officers.  In light of such approval, the Company intends to hold an advisory vote on the compensation of the Company’s named executive officers on an annual basis until the next required vote on the frequency of holding an advisory vote to approve named executive officer compensation.

Proposal 5: Approval of the Amended and Restated 2008 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
6,905,463	1,716,880	27,263	4,003,321

The stockholders approved the Amended and Restated 2008 Equity Inventive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

By:	/s/ David I. Bruce
David I. Bruce President and Chief Executive Officer

Date: July 25, 2019

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